UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2020

CarrierEQ, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56037	81-1188636
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

186 Lincoln Street, Third Floor, Boston, MA	02111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 841-7207

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2020, the registrant’s board of directors (i) accelerated the vesting of all 260,021 stock option awards awarded to Douglas Lopes, the registrant’s Chief Financial Officer; (ii) approved an amendment to the registrant’s 2016 Equity Incentive Plan (the “Plan”) to decrease the aggregate number of shares of the registrant’s common stock that may be issued pursuant to Stock Awards (as defined in the Plan) from 2,834,837 to 2,676,126; and (iii) waived the restrictions on transfer and right of first refusal in favor of the registrant, as set forth in the registrant’s Amended and Restated Bylaws, for certain stockholders, including Mr. Lopes and Victor Santos, the registrant’s Chief Executive Officer.

This summary of the Plan, along with the amendment, is qualified in its entirety by reference to the full text of the Plan, and the amendment, both of which are attached hereto as Exhibits 10.1 and 10.3 and are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date Filed	Number	Herewith
3.3	Amended and Restated Bylaws	10	3/15/19	3.3
10.1	CarrierEQ, Inc. 2016 Equity Incentive Plan	10	3/15/19	10.10
10.2	Amendment 2019-1 to CarrierEQ, Inc. 2016 Equity Incentive Plan	10-K	1/15/20	10.16
10.3	Amendment 2020-1 to CarrierEQ, Inc. 2016 Equity Incentive Plan				Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CarrierEQ, Inc.

Date: February 4, 2020	By:	/s/ Douglas de Carvalho Lopes
Douglas de Carvalho Lopes
Chief Financial Officer (Principal Financial and Accounting Officer)